UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 27, 2019

Rego Payment Architectures, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53944	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

325 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania	19422
(Address of Principal Executive Offices)	(Zip Code)

(267) 465-7530
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 27, 2019, Rego Payment Architectures, Inc. (the “Company”) entered into and delivered a Convertible Debenture dated as of December 15, 2019 (the “Note”) in favor of Nehemiah Partners I, LP (the “Holder”). At closing, the Holder purchased the Note from Company for consideration of $500,000 less reimbursement of $10,000 of legal fees of the Holder, resulting in net proceeds to the Company of $490,000. At closing, the Company also issued to the Holder a 2 year warrant to purchase 350,000 shares of the Company’s common stock with an exercise price of $0.90 per share.

The Note provides that the Company shall repay to the Holder on February 15, 2020 (the “Maturity Date”) the amount of $550,000, together with interest at the rate of 10% per annum. The Note also provides that the Holder may convert the outstanding principal and interest thereunder at any time into an equivalent principal amount of the Company’s outstanding class of 4% Secured Convertible Promissory Notes (the “4% Notes”).

The Note also provides the Holder with certain additional rights consisting of:

•	An option, which expires 24 months after payment or conversion of the Note, to purchase up to $10,000,000 of additional debentures which would grant the Holder the right to convert such debentures into cashless-exercise warrants that pay, upon a Deemed Liquidation Event, an amount per share equal to 600% of the $0.90 exercise price of such warrants.
•	The right to share with the Company on a 50/50 basis, revenue derived from a proposed Norwegian joint venture, up to a maximum payment of $500,000 (the “JV Payment”). The Holder also has the right to convert such JV Payment into 4% Notes.
•	An option, which expires December 15, 2022, to purchase for $3,000,000, a fifteen percent interest in the revenues of a proposed joint venture with certain Scandinavian financial institutions.

The description of the foregoing Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Name of Exhibit

10.1	Convertible Debenture dated as of December 15, 2019 issued by Rego Payment Architectures, Inc. in favor of Nehemiah Partners I, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020

REGO PAYMENT ARCHITECTURES, INC.

By:	/s/ Scott A. McPherson
Name:	Scott A. McPherson
Title:	Chief Financial Officer

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